Exhibit 99.2

NEWS RELEASE July 19, 2017

	Contacts:	Dan Schlanger, CFO
Son Nguyen, VP & Treasurer
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES PROPOSED PUBLIC OFFERINGS OF COMMON STOCK AND MANDATORY CONVERTIBLE PREFERRED STOCK

July 19, 2017 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it is commencing concurrent offerings of $3.25 billion of shares of its common stock and $1.5 billion of shares of its Mandatory Convertible Preferred Stock, Series A, each in a separate registered public offering, subject to market and other conditions. These offerings are being made by means of separate prospectus supplements and are not contingent on each other or upon the consummation of the recently announced transaction between LTS Group Holdings LLC (“Lightower”) and Crown Castle (“Lightower Transaction”). Crown Castle expects to use the net proceeds from these offerings, together with the net proceeds from additional debt financing, which may include additional borrowings under its revolving credit facility, to finance the consideration to be paid in connection with the Lightower Transaction. If for any reason the Lightower Transaction does not close or closes for reduced consideration, then Crown Castle expects to use the net proceeds from these offerings for general corporate purposes, which may include, in the Company’s sole discretion, the redemption of the Mandatory Convertible Preferred Stock and the repurchase or repayment of indebtedness. Crown Castle intends to grant the underwriters in each respective offering the option to purchase up to an additional $325 million of shares of its common stock and up to an additional $150 million of shares of its Mandatory Convertible Preferred Stock.

Morgan Stanley, BofA Merrill Lynch and J.P. Morgan are acting as joint bookrunners of the offerings and representatives of the underwriters. Additionally, Barclays and RBC Capital Markets are acting as joint bookrunners of the offerings. The offerings are being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (“SEC”). Each offering will be made only by means of a prospectus supplement relating to such offering and the

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accompanying base prospectus, copies of which may be obtained by contacting the underwriters using the information provided below. An electronic copy of the preliminary prospectus supplement, together with the accompanying prospectus, is also available on the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding the use of proceeds from the proposed offerings. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the SEC. The term “including,” and any variation thereof, means “including, without limitation.”

UNDERWRITER CONTACT INFORMATION

Morgan Stanley & Co. LLC 180 Varick St, 2nd Floor, New York, New York 10014 Attn: Prospectus Department Toll-free: (866) 718-1649	BofA Merrill Lynch 200 North College Street, 3rd Floor Charlotte, NC 28255-0001 Attn: Prospectus Department Dg.prospectus_requests@baml.com

J.P. Morgan Securities LLC c/o Broadridge Financial Solutions 1155 Long Island Avenue, Edgewood, NY 11717 Attn: Prospectus Department Toll-free: 1-866-803-9204